EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dennis P. Calvert, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of BioLargo, Inc. on Form 10-Q for the quarter ended March 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of BioLargo, Inc.

Dated: May 17, 2010	By:	/s/ DENNIS P. CALVERT
Dennis P. Calvert
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to BioLargo, Inc. and will be retained by BioLargo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

I, Charles K. Dargan II, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of BioLargo, Inc. on Form 10-Q for the quarter ended March 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of BioLargo, Inc.

Dated: May 17, 2010	By:	/s/ CHARLES K. DARGAN II
Charles K. Dargan II
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to BioLargo, Inc. and will be retained by BioLargo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.